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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): September 3, 1999


                          SI DIAMOND TECHNOLOGY, INC.
             (Exact Name of Registrant as Specified in its Charter)


                                     Texas
                 (State or Other Jurisdiction of Incorporation)


           1-11602                                76-0273345
    (Commission File No.)             (I.R.S. Employer Identification No.)


                            3006 Longhorn Boulevard
                                   Suite 107
                              Austin, Texas 78758
                    (Address of Principal Executive Offices)


                                 (512) 331-5020
              (Registrant's Telephone Number, Including Area Code)

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Item 2. Acquisition or Disposition of Assets

     On September 3, 1999, SI Diamond Technology, Inc. ("SIDT") and SIDT, Inc., its wholly owned indirect subsidiary closed an asset purchase with Sign Builders of America, Inc. ("SBOA") and Sign Builders, Inc., a wholly owned subsidiary of SBOA (collectively these two companies are referred to herein as the "Seller"), and Lance Adams ("Adams") who owned 100% of the common stock of SBOA, in which SIDT, Inc. purchased all of the assets of Seller.

     At the Closing:

     (1) SIDT, Inc. paid $150,000 in cash to Seller and $300,000 in cash to Adams

     (2) SIDT, Inc. executed a promissory note ("Note"), guaranteed by SIDT, in the amount of $450,000 payable to SBOA. Such Note is convertible, at the sole option of SBOA, into an equivalent value of shares of SIDT common stock as follows:

          (a) The Note will bear interest at the rate of 6% per annum and shall be due and payable in two equal installments, the first due 6 months from the Closing Date and the second due one
               (1) year from the Closing Date.

          (b) Payment of the Note is secured by the Seller retaining a security interest in the assets transferred to SIDT, Inc.

          (c) $225,000 of the principal amount of the Note, plus accrued and unpaid interest, is convertible into SIDT Common Stock 6 months from the Closing Date. The remaining principal amount of $225,000, plus accrued and unpaid interest is convertible one year from the Closing Date. The conversion rate for converting the Note amounts into shares of SIDT Common Stock is equal to $2.127. If SBOA elects to convert the Note into shares of SIDT Common Stock (whether in whole or part), the number of shares of SIDT Common Stock to be issued shall be determined by dividing the amount of the Note being converted (including accrued interest) by the conversion rate of $2.127. SBOA, at its option may make an election individually on each payment as to whether to receive cash or SIDT Common Stock.

          (d) However, the Purchase Price is based on the requirement that the Gross Sales of Seller and SIDT for the 1999 calendar year be at least equal to $3,000,000. To the extent that such Gross Sales fall below $3,000,000, the principal balance of the Note shall be reduced proportionately. The Note shall be reduced in the amount of $1.00 for each $2.00 of sales that the actual Gross Sales fall below $3,000,000.

     (3) SIDT issued 329,101 shares of SIDT Common Stock to SBOA and 94,030 shares to Adams. Adams owns 100% of the common stock of SBOA. SIDT agreed to register these shares of SIDT Common Stock as soon as administratively possible. If SIDT is unable to accomplish this registration within 6 months of the Closing Date, SIDT will issue Seller and Adams an additional number of shares of SIDT Common Stock equal to 20% of the number of shares of SIDT Common Stock issued to Seller and Adams at the Closing Date. SIDT agreed to keep this registration effective for a period of 1 year.

     The assets acquired in this transaction are for use in connection with the building of electronic billboards and related products. SIDT intends to continue to use and devote these assets to such business. SIDT used working capital funds to pay the cash portion of the purchase price identified above. After the closing, Mr. Adams will become employed by SIDT as an officer of Electronic Billboard Technology, Inc. and SIDT, Inc., its wholly-owned subsidiaries.
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Item 7.  Financial Statements and Exhibits.

 (a)&(b) The financial statements of the business acquired and the pro forma financial information required by items 7(a) and (b) of this Form 8-K are not included in this initial report. SIDT will file these items by amendment no later than 60 days after the date that this initial report is filed with the Commission.

     (c)  Exhibits:

2.1 Asset Purchase Agreement by and among SI Diamond Technology, Inc., SIDT, Inc., Sign Builders of America, Inc., Sign Builders, Inc. and Lance Adams dated as of August 31, 1999


4.1 Secured Promissory Note dated as of September 3, 1999 by SIDT, Inc., as Maker and Sign Builders of America, Inc. and Sign Builders, Inc., collectively as Payee


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        SI DIAMOND TECHNOLOGY, INC.


                                        By        /s/ Douglas P. Baker
                                           ----------------------------------
                                                    Douglas P. Baker
                                                   Vice President and
                                                Chief Financial Officer

Dated: September 17, 1999